Exhibit 5.1

January 19, 2021

United States Antimony Corporation
47 Cox Gulch, P.O. Box 643
Thompson Falls, MT 59873

Ladies and Gentlemen:

We are acting as special counsel to United States Antimony Corporation, a Montana corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, File No. 333-___________ (the “Registration Statement”), as amended, filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 19, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”) and any free writing prospectus(es). The Prospectus, as supplemented by various Prospectus Supplements and any free writing prospectus(es), will provide for the issuance and sale by the Company of up to $25,000,000 in maximum aggregate offering price of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), preferred stock, par value $0.01 per share (“Preferred Stock”), debt securities (“Debt Securities”), warrants to purchase any of such securities (“Warrants”) and/or rights to purchase shares of Common Stock or Preferred Stock (“Rights”), either individually or in units comprised of any of such securities (“Units” and collectively, with the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Securities”). The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or shares of Preferred Stock, and that shares of Preferred Stock may be convertible into shares of Common Stock.

The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (each, a “Trustee”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and among the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent selected by the Company (the “Unit Agent”).

United States Antimony Corporation
January 19, 2021

The Prospectus as supplemented by one or more Prospectus Supplements will provide for the issuance and sale by the Company of the Securities, which are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

In our capacity as special counsel to the Company in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. We have examined originals, certified copies, or copies otherwise identified to us as being true copies of originals, of the following:

(a)
The Registration Statement, including the Prospectus;

(b)
A copy of the Second Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Montana on January 13, 2021 and currently in effect (the “Charter”);

(c)
A copy of the Amended and Restated Bylaws of the Company, as amended and currently in effect (the “Bylaws”);

(d)
A Certificate of Existence for the Company, as issued by the Secretary of State of the State of Montana on January 12, 2021;

(e)
The resolutions of the board of directors of the Company adopted by a unanimous written consent thereof authorizing and approving the filing of the Registration Statement with the Commission and the issuance and sale of the Securities pursuant thereto;

(f)
A certificate executed by the Interim Chief Executive Officer of the Company with respect to certain matters and delivered to us for purposes of rendering this opinion;

(g)
The certificates of certain state authorities and filing officers; and

(h)
Any other documents, company records, or other writings we have deemed necessary for the purpose of rendering this opinion.

In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

United States Antimony Corporation
January 19, 2021

As used in this opinion, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact means that, after an examination of documents referred to in subparagraphs (a) through (g) above and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who provided material legal representation to the Company in connection with the Registration Statement. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion.

For purposes of this opinion, we are assuming that each purchaser of Securities has all requisite power and authority, and has taken any and all necessary corporate or company action, to execute and deliver the documents to which it is a party in connection with the purchase of such Securities and to effect any and all transactions related or contemplated thereby. In addition, we are assuming that the representations and warranties as to factual matters made by the Company in the Registration Statement and made by each purchaser of Securities in any documents to which it is a party in connection with the purchase of such Securities are true and correct. We are also assuming that each of purchaser of Securities will purchase such Securities for value, in good faith and without notice of any adverse claims within the meaning of the Uniform Commercial Code.

Based upon our examinations mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents we have examined, we are of the opinion that:

1.
When (i) the Company and the Trustee duly execute and deliver an Indenture and the specific terms of a particular Debt Security have been duly established in accordance with the terms of such Indenture, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Indenture and all amendments thereto and the particular Debt Securities are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

United States Antimony Corporation
January 19, 2021

2.
The Company has the authority pursuant to the Charter to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, and upon adoption by the Board of Directors of the Company of a resolution authorizing the issuance of shares of such series in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
The Company has the authority pursuant to the Charter to issue up to 150,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution authorizing the issuance of shares of Common Stock in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.
When (i) the Company and the Warrant Agent duly execute and deliver a Warrant Agreement and the specific terms of a particular Warrant have been duly established in accordance with the terms of such Warrant Agreement, and such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Warrant Agreement and all amendments thereto and the particular Warrants (and the reservation and issuance of the underlying securities) are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

United States Antimony Corporation
January 19, 2021

5.
With respect to any series or class of Rights, when (i) the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and the specific terms of such Rights, the terms of the offering thereof, and related matters and (ii) such Rights and agreements, if any, relating to the Rights have been duly executed and delivered in accordance with the terms thereof (assuming the securities underlying the Rights have been duly authorized, and validly issued by all necessary corporate action and in accordance with applicable law), and such Rights are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then such Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
When (i) the Company and the Unit Agent duly execute and deliver a Unit Agreement and the specific terms of a particular Unit have been duly established in accordance with the terms of such Unit Agreement, and such Units have been duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the Unit Agreement and all amendments thereto and the particular Units are duly approved by the Board of Directors of the Company as required by applicable law, (b) the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (c) the Units as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (d) the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinions are subject to the following exceptions, qualifications, limitations and assumptions:

(a)           We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar federal or state laws affecting the rights of creditors;

(b)           We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

(c)           We express no opinion as to the effect of general principles of equity and similar principles, including without limitation concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the effect of public policy;

United States Antimony Corporation
January 19, 2021

(d)           We have further assumed (i) compliance by the Company and the Company’s officers and directors with all applicable fiduciary duties and obligations, whether imposed at law or through the equitable powers of courts, in connection with the issuance and sale of the Securities; (ii) the intrinsic fairness to the stockholders of the Company and to the Company (both as to procedural and substantive effect) of all terms of the issuance and sale of the Securities; and (iii) that all terms of the issuance and sale of the Securities are fair, just and reasonable to the Company and its stockholders;

(e)           We express no opinion as to the enforceability concerning the voting of the Company’s voting Securities to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

(f)           We express no opinion as to the enforceability of provisions of any Indenture, Warrant Agreement, or Unit Agreement that expressly or by implication waive broadly or vaguely stated rights or unknown future rights, or that waive rights granted by law where such waivers are against public policy;

(g)           Our opinion in paragraphs 2 and 3 above that the Preferred Stock and Common Stock issued and sold pursuant to the Registration Statement will be fully paid for assumes that the Company receives full payment therefor in the form of a check, wire transfer payable to the Company, or cancellation of indebtedness;

(h)           We express no opinion as to compliance with any applicable anti-fraud provisions of Federal or state securities laws. We also express no opinion as to the accuracy and completeness of the information provided by the Company to purchasers in connection with the offer and sale of any Securities;

(i)           We have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule or regulation relating to any tax, antitrust, land use, safety, environmental, hazardous material, patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transactions contemplated in the Registration Statement of noncompliance under any such statues, regulations, treaties or common laws; and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion;

(j)           The foregoing opinions are subject to the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

United States Antimony Corporation
January 19, 2021

(k)           Any provisions of any Indenture, Warrant Agreement, or Unit Agreement requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver; and

(l)           We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that the Company will remain duly organized, validly existing and in good standing under Montana law at the time it issues any Securities.

To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that at the time the Company issues any Securities thereunder, the Company will have the organizational power and authority to issue and sell such Securities; that the applicable Indenture will have been duly authorized by all necessary organizational action by the Company, will have been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the Trustee for each Indenture will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of the Company under each Warrant Agreement or Unit Agreement, as applicable, may be dependent thereon, we assume for purposes of this opinion that at the time the Company issues any Securities thereunder, the Company will have the organizational power and authority to issue and sell such Securities; that the applicable Warrant Agreement or Unit Agreement will have been duly authorized by all necessary corporate action by the Company, will have been duly executed and delivered by the Company and will constitute the valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; that the applicable Warrant Agent or Unit Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent or Unit Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement or Unit Agreement; that the Warrant Agreement or Unit Agreement will have been duly authorized, executed and delivered by the Warrant Agent or Unit Agent and will constitute the legally valid, binding and enforceable obligation of the Warrant Agent or Unit Agent, enforceable against the Warrant Agent or Unit Agent in accordance with its terms; that the Warrant Agent or Unit Agent will be in compliance, generally and with respect to acting as a Warrant Agent or Unit Agent under the applicable Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that the Warrant Agent or Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement or Unit Agreement.

United States Antimony Corporation
January 19, 2021

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein.

Attorneys of this firm are members of the Bar of the State of Montana, and we express no opinion as to matters governed by any laws other than the laws of the State of Montana and the Federal laws of the United States.

Very truly yours, /s Stoel Rives LLP STOEL RIVES LLP